Xtant Medical Completes New Credit Facility

Project: XTNT: SVB Facility PR - Xtant Medical

Version: 7 - Updated on May 26 2016 at 15:08 by Molly Mason

Xtant Medical Completes New Accounts Receivable Revolver Credit Facility with Silicon Valley Bank

     •     New facility provides additional working capital to continue Company market expansion plans

BELGRADE, Mont., May 26, 2016 (GLOBE NEWSWIRE) -- Xtant Medical Holdings, Inc. (NYSE MKT: XTNT), a leader in the development, manufacturing and marketing of orthopedic products for domestic and international markets, today announced the completion of an accounts receivable revolver credit facility with Silicon Valley Bank to provide up to $6 million in funds to the Company.

Dan Goldberger, Chief Executive Officer, commented, “We are extremely pleased to announce this new credit facility, which improves our financial flexibility, allowing us to continue execution of our near-term growth strategy. We now have additional liquidity available to build inventories to meet the backlog of demand for our products. This new credit facility is an important milestone in the continued growth of our Company”

Priya Iyer, Director with SVB’s Life Sciences and Healthcare Practice, added, “We’re thrilled to be partnered with Xtant Medical Holdings, as the Company continues to expand its portfolio of orthopedic products to improve the quality of patient’s lives. Our objective is to provide the Xtant team with the right financing, connections and global services that they need to meet their corporate objectives.”

About Xtant Medical Holdings

Xtant Medical Holdings, Inc. (NYSE MKT:XTNT) is a leader in the development, manufacturing and marketing of orthopedic products for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

About Silicon Valley Bank

For more than 30 years, Silicon Valley Bank (SVB) has helped innovative companies and their investors move bold ideas forward, fast. SVB provides targeted financial services and expertise through its offices in innovation centers around the world. With commercial, international and private banking services, SVB helps address the unique needs of innovators. Learn more at svb.com.

©2016 SVB Financial Group. All rights reserved. Silicon Valley Bank is the California bank subsidiary of SVB Financial Group. Silicon Valley Bank is a member of FDIC and Federal Reserve System. SVB, SVB Financial Group, and Silicon Valley Bank, are trademarks of SVB Financial Group, used under license.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “continue,” “efforts,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “strategy,” “will,” “goal,” “target,” “prospects,” “potential,” “optimistic,” “confident,” “likely,” “probable” or similar expressions or the negative thereof.

Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: our ability to integrate the acquisition of X-spine Systems, Inc. and any other business combinations or acquisitions successfully; our ability to remain listed on the NYSE MKT; our ability to obtain financing on reasonable terms; our ability to increase revenue; our ability to comply with the covenants in our credit facility; our ability to maintain sufficient liquidity to fund our operations; the ability of our sales force to achieve expected results; our ability to remain competitive; government regulations; our ability to innovate and develop new products; our ability to obtain donor cadavers for our products; our ability to engage and retain qualified technical personnel and members of our management team; the availability of our facilities; government and third-party coverage and reimbursement for our products; our ability to obtain regulatory approvals; our ability to successfully integrate recent and future business combinations or acquisitions; our ability to use our net operating loss carry-forwards to offset future taxable income; our ability to deduct all or a portion of the interest payments on the notes for U.S. federal income tax purposes; our ability to service our debt; product liability claims and other litigation to which we may be subjected; product recalls and defects; timing and results of clinical studies; our ability to obtain and protect our intellectual property and proprietary rights; infringement and ownership of intellectual property; our ability to remain accredited with the American Association of Tissue Banks; influence by our management; our ability to pay dividends; our ability to issue preferred stock; and other factors.

Additional risk factors are listed in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” You should carefully consider the trends, risks and uncertainties described in this document, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Contact CGCAPITAL

Rich Cockrell

877.889.1972

xtant@cg.capital

Company Contact Xtant Medical

Molly Mason mmason@xtantmedical.com